Exhibit 10.7

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT IS MADE AS OF 8th day of May, 1997 (the "Effective Date"), between Buckhead America Corporation, a Delaware corporation (the "Company"), and Ronald L. Devine (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Executive will be employed by the Company as an executive officer effective May 8, 1997, and;

     WHEREAS, the Company desires to continue the employment of the Executive as an executive officer of the Company and the Executive desires to continue such employment on the terms and conditions set forth in this Agreement:

     NOW, THEREFORE, in consideration of the above and the employment of the Executive by the Company, and the mutual agreements hereinafter set forth, the parties agree as follows:

                                    SECTION 1
                                   DEFINITIONS

     (a) "Affiliate" means (1) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as is an entity, and (2) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of section 414(c) of the Internal Revenue Code) with an entity.

     (b) "Associate" means (1) any corporation, partnership, or other organization of which such specified person is an officer or general partner,
(2) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as director or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person, or who is a director or officer of the Company or any of its parents or subsidiaries, and (4) any person who is a director, officer, or partner of such specified person or of any corporation (other than the Company or an Affiliate), partnership, or other entity which is an Affiliate of such specified person.

     (c) "Board of Directors" means the Board of Directors of the Company.

     (d) "Business of the Company" means the business of owning, operating, managing, marketing and franchising hotels, motels, lodges and restaurants; mortgage servicing; and such other business as the Company may hereafter conduct.

     (e) "Change of Control" means a change in control of the Company, which shall be deemed to have occurred upon any sale of shares of capital stock, (other than a sale of shares for cash in a public offering), merger or consolidation, or sale of all or substantially all of the assets of the Company in any transaction or series of transactions, if after such transaction or series of transactions the current shareholders of the Company or their Associates and Affiliates no longer own, directly or indirectly 51% of the outstanding shares of voting stock of, or all or substantially all the capital stock of, the Company, or a change in the majority of the Company's Board of Directors other than by election of the current Board's members.

     (f) "Competing Business" means any business which is the same as or essentially the same as the Business of the Company.

     (g) "Disability" means a disability of the Executive such that the Executive is entitled to disability retirement benefits under the federal Social Security Act or such that the Executive is unable to perform his duties hereunder. The determination of whether disability exists shall be made by the Board of Directors and shall be substantiated by competent medical evidence.

     (h) "Discharge for Cause" means a termination of the employment relationship between the Employee and the Company, and its Affiliates by the Company or any Affiliate, for any of the following reasons, as determined in good faith by the Board of Directors of the Company: (1) continued failure to substantially perform his duties with the Company or an Affiliate, (other than any such failure resulting from his incapacity during physical or mental illness); (2) willful conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise; (3) personal dishonesty;
(4) incompetence; (5) breach of fiduciary duty involving personal profit; (6) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses); (7) engaging in the activities prohibited by Sections 6,7,8, or 9 hereof; or (8) expiration of this Agreement.

     (i) "Discharge without Cause" means a termination of the employment relationship between the Employee and the Company and its Affiliates due to a discharge of the Employee by the Company or an Affiliate, other than a Discharge for Cause.

     (j) "Proprietary Information" means information of a secret, special and unique value to the Company concerning the Company's business and method of operation, which information is not in the public domain. Proprietary
Information shall include, without limitation, any technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data or plans, product plans, and lists of actual or potential customers, franchisees, or suppliers. Proprietary information also includes information which as been disclosed to the Company or its Affiliates by a third party and which the Company or its Affiliates are obligated to treat as confidential.

     (k) "Restricted Period" means the period of time that begins on the date hereof and extends for the period of the employment of the Executive by the Company hereunder and for a period of thirty-six (36) months following the termination of such employment for any reason whatsoever.


                                    SECTION 2
                               EMPLOYMENT, DUTIES

     (a) The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company to perform the duties and responsibilities of President of The Lodge Keeper Group and Senior Vice President of Buckhead America Corporation as described on Exhibit A attached hereto and such other duties as may be assigned to the Executive by the Board of Directors and/or the President of Buckhead America Corporation. The Executive shall perform and discharge well and faithfully the duties which may be assigned to Executive from time to time in connection with the conduct of the Business of the Company.

     (b) In addition to the duties and responsibilities specifically assigned to the Executive pursuant to Section 2(a) hereof, the Executive shall: (1) diligently follow and implement all management policies and decisions communicated to the Executive by the Board of Directors and/or the President;
(2) timely prepare and forward to the Board of Directors and/or the President of the Company or the designee all reports and accounts as my be requested of the Executive; and (3) devote all of the Executive's time, energy and skill during regular business hour to the performance of the duties of the Executive's employment (reasonable vacations and reasonable absences due to illness excepted), and faithfully and industriously perform such duties.

     (c) The Executive shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from (1) investing his personal assets in any business which is not a Competing Business, and will not require any services on the part of the Executive in its operation or affairs and in which his participation is solely that of an investor, (2) serving on the board of directors of any business which is not a Competing Business, (3) purchasing securities in any corporation whose securities are regularly traded on a public securities exchange provided that such purchase shall not result in the Executive collectively owning beneficially at any time five percent (5%) or more of the equity securities of any Competing Business, or
(4) participating in conferences, preparing or publishing papers or books or teaching. Prior to commencing any activity described in clause (4) above, the Executive shall inform the Board of Directors and/or the President of the Company or the designee of any such activity. The company waives two provisions concerning the Executive's activities with Devine's Coffee, Concepts in Lodging and Timmons Woods.

     (d) The Executive shall not have the right to make contracts binding the Company, except to the extent consistent with standard written policies or programs of the Company and except as authorized by the Company through the Board of Directors of the Company or the designee.

     (e) All funds and property received by the Executive on behalf of the Company shall be received and held by the Executive in trust for the Company, and the Executive shall account for and remit all such funds to the Company, as applicable.

                                    SECTION 3
                             COMPENSATION, BENEFITS

     (a) The Company shall pay to the Executive as compensation for the Executive's services hereunder, a base salary at a rate equal to One Hundred Five Thousand ($105,000) per annum (the "Base Salary"). Base Salary shall be payable in accordance with the Company's standard payroll procedures. The Board of Directors shall review the Executive's Base Salary on an annual basis commencing each anniversary of this contract and may increase the Executive's Base Salary by an amount the Board of Directors deems approprate in its sole discretion.

     (b) During the term of the Executive's employment, the Executive shall be entitled to particpate in any employee benefit plan and program of the Company and to receive vacation time to the extent that the Executive's position, tenure, salary, age, health and other qualifications make the Executive eligible to particpate in such plans and programs and to receive such vacation time, subject to the rules and regulations applicable thereto. Such additional benefits shall include, without limitation, subject to the approval of the Board of Directors, life, health, dental and disability insurance benefits and cash bonuses.

     (c) The Excecutive shall be entitled to be reimbursed in accordance with the policies of the company, as adopted and amended from time to time, for all reaonsable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment hereunder; provided that the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

     (d) The Executive shall receive no compensation in addition to that set forth in this Agreement for any services rendered by him in any capacity t the Company; provided that to the extent that the Executive becomes eligible to participate in any stock option or bonus plan of the Company, the terms and conditions of any options or bonuses granted to the Executive shall be governed by the terms and conditions of such plan and any related stock option agreement or bonus plan entered into between the Executive and the Company. If the Executive is elected or appointed a director or officer of any Affiliate of the company during the term of this Agreement, the Executive will serve in such capacity without further compensation.

     (e) The Company may deduct from each payment of compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

     (f) In addition to the Base Salary in item 3(a), the Executive will be included in the company-wide bonus system and is entitled to earn a maximum of forty percent (40%) of the $105,000 Base Salary. The company-wide bonus is paid similarly to all home office employees at the end of each fiscal year. The bonus plan can be amended from time to time by the Board of Directors of the company.


                                    SECTION 4
                                      TERM

     (a) The term of the employment of the Executive by the Company hereunder shall commence on the date hereof and expire on the third anniversary of the date hereof, unless sooner terminated as provided herein as follows:

          (1) By the Company by way of Discharge for Cause effective immediately upon written notice of termination specifying the cause given to the Executive;

          (2) By the Company upon the death or disability of the Executive; or

          (3) By either party, at any time upon thirty (30) days prior written notice of termination given to the other party.

     (b) Upon the termination of the Executive's employment hereunder, the Company shall have no further obligation to the Executive, or his or her personal representative, with respect to this Agreement (notwithstanding anything to the contrary set forth in this Agreement, including Section 3 hereof), except as follows:

          (1) The Company shall pay to the Executive the Base Salary accrued up to the date of termination hereunder and unpaid at such date of termination. Such payment of the unpaid Base Salary shall be due and payable within ten (10) days of the date of termination.

          (2) If the Company  terminates this Agreement pursuant to Section 4(a)
     (3) within twelve (12) months after a Change of Control, then in addition to the amount payable pursuant to Section 4(b)(1), the Company shall pay to the Executive severance pay in an amount equal to the greater of the Base Salary the Executive would have earned from the date of termination through the remaining balance of the term of employment pursuant to Section 4(a) if he had remained in the employ of the Company for the remaining balance of such term, or one-half of the Executive's Base Salary for the year in which the termination occurs, but reduced by the amount, if any, which in the opinion of legal counsel acceptable to the Company, would, if paid, constitute an "excess parachute payment", within the meaning of Section 28OG of the Internal Revenue Code of 1986, as amended, regardless of the source of such payment. Such severance payment shall be payable on the date ten (10) days from the date of termination.

          (3) If the Company terminates this Agreement pursuant to Section 4(a)(3) without Cause (other than due to the Executive's death or disability), then in addition to the amount payable pursuant to Section 4(b)(1), the Company shall pay to the Executive severance pay in an amount equal to the Base Salary the Executive would have earned from the date of termination to the first anniversary of the date of termination. Such severance payment shall be payable on the date ten (10) days from the date of termination.

          (4) If the Executive terminates this Agreement for any reason between 90 and 120 days following a Change of Control, then in addition to the amount payable pursuant to Section 4(b)(1), the Company shall pay to the Executive severance pay in an amount equal to the lesser of (I) the Base Salary the Executive would have earned from the date of termination through the remaining balance of such term, or (ii) one-half of the Executive's annual Base Salary for the year in which the termination occurs. Such severance payment shall be payable on the date ten (10) days from the date of termination.

     (c) As a condition precedent to the obligation of the Company to make the severance payments described in Sections 4(b)(2), 4(b)(3) and 4(b) (4), the Executive (1) shall execute and deliver to the Company a termination agreement in form and substance satisfactory to the Company releasing all claims the Executive may have arising out of this Agreement against the Company, and the officers, directors and agents of the Company, and reaffirming the continuing obligations of the Executive under this Agreement, and (2) shall not have violated any of the covenants of the Executive in Sections 6 and 7 prior to the time any installment of such severance is due. Notwithstanding any other provision hereof, in the event the Executive violates any of the covenants of the Executive in Sections 6 and &, the Company shall have no obligation to pay to the Executive any unpaid portion of any severance payment determined pursuant to Section 4(b)(2), 4(b)(3) or 4(b)(4), as applicable.

     (d) The covenants of the Executive in sections 6 and 7 shall survive the termination of this Agreement and the Executive's employment hereunder and shall not be extinguished thereby.

                                    SECTION 5
                                    LOCATION

     The location of the Executive's work will be in the Prospect, Ohio area.

                                    SECTION 6
         OWNERSHIP, NONDISCLOSURE AND NONUSE OF PROPRIETARY INFORMATION

     (a) The Executive acknowledges and agrees that all Proprietary Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Upon request by the Company and in any event upon termination of the Executive's employment with the Company, for any reason, the Executive shall promptly deliver to the Company all property belonging to the Company, including, with limitation, all Proprietary Information (and all embodiments thereof) then in the Executive's custody, control or possession.

     (b) The Executive agrees that all Proprietary Information received or developed by the Executive as a result of the Executive's employment with the Company pursuant to this Agreement and prior to the effective date of this Agreement will be held in trust and in strictest confidence by the Executive. The Executive will protect such Proprietary Information from disclosure, and without the prior written consent of the Company, will make absolutely no use of the Proprietary Information except in connection with and as a part of the Executive's employment with the Company. The Executive shall maintain and observe the obligations of confidentiality contained in this Agreement with respect to the Proprietary Information during the term of his or her employment with the Company and at all times following the termination of such employment for any reason whatsoever.

                                    SECTION 7
                       AGREEMENT NOT TO SOLICIT EMPLOYEES

     The Executive agrees that during the Restricted Period, the Executive will not, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, any person employed by the Company or its Affiliates with whom the Executive has had material contact, whether or not such employee is a full-time or a temporary employee of the Company and whether or not such employment is pursuant to a written agreement, for a determined period, or at will.

                                    SECTION 8
                                  SEVERABILITY

     The Executive agrees that the covenants and agreements contained in Sections & and 7 of this Agreement, are of the essence of this Agreement; that each of such covenants if reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Restricted Area in the Business of the Company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements, but also from the other and remaining provisions of this Agreement; that the unenforceability of any covenant or agreement contained in Sections 6 and 7 shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Agreement; that, in addition to other remedies available to it, the Company shall be entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by Executive of any of the covenants or agreements contained in Sections 6 and 7; and that the Executive hereby waives any requirements for the posting of a bond or any other security by the Company in connection therewith.

                                    SECTION 9
                         GOVERNING LAW AND JURISDICTION

     This Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Ohio. The parties agree that if a dispute or claim between the parties arises related to this Agreement, any legal action or proceeding shall be initiated in the state or federal courts of the State of Georgia, and by execution and delivery of this Agreement the parties hereto submit to and accept with regard to any such legal action or proceeding, for themselves and with respect to their property, the jurisdiction of such courts and agree to be bound by any and all judgments and orders rendered by such courts.


                                   SECTION 11
                                  MISCELLANEOUS

     (a) This Agreement may be assigned by the Company and shall inure to the benefit of any such assignee. This Agreement and the right of the Executive to receive compensation, or other payments hereunder is personal to the Executive. The Executive may not sell, assign, transfer, convey, pledge, encumber or hypothecate in any way, any rights, duties and obligations under this Agreement without the prior written consent of the Company. This Agreement may be amended only by a writing signed by the parties hereto (but without the consent of any other person). The waiver by the Company of any breach of this Agreement by the Executive shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion. This Agreement and any stock option agreement between the Executive and the Company embody the entire agreement of the parties hereto relating to the employment by the Company of the Executive in the capacity herein stated and, except as specifically proved herein, no provisions of any employee manual, personnel policies, Company directives or other agreement or document shall be deemed to modify the terms of this Agreement between the Executive and the Company. All other prior understandings and agreements relating to the employment of the Executive by the Company in whatever capacity, are hereby expressly terminated.

     (b) Any notice required or permitted to be given to the parties pursuant to this Agreement shall be in writing, and deemed given to a party and effective when personally delivered, or when deposited in the United States mails, by certified mail, return receipt requested, at the address set forth below such party's signature on this Agreement or at such other address as such party shall designate by written notice given in accordance with this Section 12(b).

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first shown above.

THE EXECUTIVE:                          BUCKHEAD AMERICA CORPORATION



By: /s/ Ronald L. Devine                By: /s/ Douglas C. Collins
    --------------------------              ------------------------
    Ronald L. Devine                        Title: President

Address:                                Address:
705 King Avenue                         4243 Dunwoody Club Drive
Marion, Ohio 43302                      Dunwoody, GA 30350

                                    EXHIBIT A

                  DUTIES AND RESPONSIBILITIES OF THE EXECUTIVE


     The Executive will be employed as President of The Lodge Keeper Group, Inc. and Senior Vice President of Development and Administration of Buckhead America Corporation. He will be responsible for the overall operations of the Prospect Ohio headquarters of The Lodge Keeper Group including, but not limited to, development of new Country Hearth Inns, renovations of properties for conversion to Country Hearth Inns, administration of the Prospect headquarters and any other services necessary to assist in the operations of The Lodge Keeper Group and Buckhead America Corporation. The Executive will report directly to the CEO of Buckhead America Corporation.